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EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock
of

Alliance Fiber Optic Products, Inc.
at
$18.50 Per Share
by
Apricot Merger Company
a wholly owned subsidiary of
Corning Incorporated

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, (THE END OF THE DAY) ON MAY 19, 2016, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery (as it may be amended or supplemented, the "Notice of Guaranteed Delivery"), or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (the "Depositary") prior to the expiration of the Offer or if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer. This instrument may be delivered or transmitted by facsimile transmission or mailed to the Depositary. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By hand, mail, express mail, courier, or other expedited service:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219	By Facsimile Transmission: (For Eligible Institutions Only) (718) 234-5001 Confirm Facsimile Transmission: (718) 921-8317 (For Confirmation Only)

For assistance call (877) 248-6417 or (718) 921-8317

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

        THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to

        Apricot Merger Company, a Delaware corporation (the "Purchaser"), a wholly owned subsidiary of Corning Incorporated, a New York corporation ("Corning"), upon the terms and subject to the conditions set forth in the offer to purchase, dated April 21, 2016 (as it may be amended or supplemented from time to time, this "Offer to Purchase") and in the related letter of transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with this Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share, and the related rights to purchase shares of Series A Preferred Stock distributed to the holders of the common stock of Alliance Fiber Optic Products, Inc. ("AFOP") pursuant to the Amended and Restated Rights Agreement dated March 10, 2011, between AFOP and American Stock Transfer & Trust Company, LLC, as rights agent (each, a "Share" and collectively, the "Shares"), of AFOP, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares
Certificate Nos. (if available)
Address(es)
Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:
(Area Code) Telephone No.	Account Number
X	Dated: , 2016
X	Dated: , 2016

Signatures(s) of Record Holder(s)

 GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal with any required signature guarantee, or an Agent's Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing tendered Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Names of Firm	Authorized Signature
Address(es)	Name (Please Print)
Zip Code	Title
(Area Code) Telephone No.	Dated: , 2016
NOTE:
DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  EXHIBIT (a)(1)(C)
Notice of Guaranteed Delivery For Tender of Shares of Common Stock of Alliance Fiber Optic Products, Inc. at $18.50 Per Share by Apricot Merger Company a wholly owned subsidiary of Corning Incorporated
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)